                                                                   EXHIBIT 10.28

                         AMENDMENT NUMBER SIX TO THIRD
                     AMENDED AND RESTATED CREDIT AGREEMENT

     This AMENDMENT NUMBER SIX TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this "SIXTH AMENDMENT"), dated as of December 17, 1999 (the "EFFECTIVE DATE"), is entered into among SOUTHDOWN, INC., a Louisiana corporation ("BORROWER"), the banks and financial institutions parties hereto that are signatories to the Credit Agreement (as defined below) (collectively, the "BANKS," and WELLS FARGO BANK, N.A., a national banking association, as agent for the Banks hereunder ("AGENT").

     WHEREAS, Borrower, the Banks, and Wells Fargo Bank, N.A., as agent, heretofore have entered into that certain Third Amended and Restated Credit Agreement, dated as of November 3, 1995, as amended by (a) that certain Letter Agreement, dated as of February 29, 1996, (b) that certain Amendment Number Two to Third Amended and Restated Credit Agreement, dated as of September 30, 1996,
(c) that certain Amendment Number Three to Third Amended and Restated Credit Agreement, dated as of August 6, 1997, (d) that certain Amendment Number Four to Third Amended and Restated Credit Agreement dated as of May 14, 1998 and (e) that certain Amendment Number Five to Third Amended and Restated Credit Agreement dated as of December 18, 1998 (as amended, the "CREDIT AGREEMENT");

     WHEREAS, Borrower has requested, among other things, that the Credit Agreement be amended to (a) permit the Borrower to enter into a $250,000,000 revolving credit facility and revise certain provisions of Articles 1, 4, 5, 6 and 7, (b) and (c) make other amendments to the terms and conditions of the Credit Agreement as set forth herein; and

     WHEREAS, subject to the terms and conditions contained herein, the Banks are willing to so amend such provisions of the Credit Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants, conditions, and provisions hereinafter set forth, the parties hereto agree as follows:

                                   ARTICLE 1
                                  DEFINITIONS

     1.1 DEFINITIONS FOR THIS SIXTH AMENDMENT. Any and all initially capitalized terms used herein shall have the meanings ascribed thereto in the Credit Agreement, as amended hereby, unless specifically defined herein.



                                       1                         SIXTH AMENDMENT

                                   ARTICLE 2
                       AMENDMENTS TO THE CREDIT AGREEMENT

     2.1 Section 1.1 of the Credit Agreement hereby is amended by deleting in their entirety each of the defined terms on EXHIBIT A hereto attached.

     2.2 Section 1.1 of the Credit Agreement hereby is amended by adding each of the defined terms on EXHIBIT B hereto attached in alphabetical order.

     2.3 Section 1.1 of the Credit Agreement hereby is amended by amending and restating each of the following defined terms to read as set forth below:

          "'AGENT' or 'ADMINISTRATIVE AGENT' means Wells Fargo Bank, N.A., and its permitted successor or successors as administrative agent for the Banks."

          "'BANK' and 'BANKS' means any of the financial institutions which either now or in the future are parties to this Agreement."

          "'ISSUING BANK' means Wells Fargo Bank, N.A. or any other Bank that, on behalf of all Banks having a share of the Revolving Credit Facility Commitments, issues a Letter of Credit requested by Borrower hereunder."

          "'MATERIAL ADVERSE CHANGE' means and refers to a material adverse change in the business, Assets, operations, business property, or conditions (financial or otherwise) of Borrower and its Subsidiaries, taken as a whole, as compared with the business, Assets, operations, business property, or conditions (financial or otherwise) of Borrower and its Subsidiaries, taken as a whole as of December 31, 1998."

          "'UCC' means the Texas Uniform Commercial Code, as amended or supplemented from time to time, and any successor statute."

          "'WELLS FARGO' means and refers to Wells Fargo Bank, N.A., a national banking association."

     2.4 The Credit Agreement hereby is amended by deleting Subsections 2.5(e) therefrom and substituting the following Subsections 2.5(e), (f), and (g) in lieu thereof and Subsection 2.5(f) of the Credit Agreement is hereby renumbered Subsection 2.5(h):

          "(e) It is the intention of the parties hereto to comply with applicable usury laws, if any; accordingly, notwithstanding any provision to the contrary in this Agreement, the Notes or in any of the other Loan Documents securing the payment hereof or otherwise relating hereto, in no event shall this Agreement, the Notes or such other Loan Documents require or permit the payment, taking, reserving, receiving, collection, or charging of any sums constituting interest under applicable laws which exceed the maximum amount permitted by such laws. If any such excess interest is called for, contracted for, charged, taken, reserved, or received in connection with the Loans evidenced by the Notes or in any of the Loan Documents,



                                       2                         SIXTH AMENDMENT
or in any communication by the Agent, any Issuing Bank or the Banks or any other Person to Borrower or any other Person, or in the event all or part of the principal or interest thereof shall be prepaid or accelerated, so that under any of such circumstances or under any other circumstance whatsoever the amount of interest contracted for, charged, taken, reserved, or received on the amount of principal actually outstanding from time to time under the Notes or any other Loan Document shall exceed the maximum amount of interest permitted by applicable usury laws, then in any such event it is agreed as follows: (i) the provisions of this paragraph shall govern and control, (ii) neither Borrower nor any other Person now or hereafter liable for the payment of the Notes or any obligation arising under this Agreement shall be obligated to pay the amount of such interest to the extent such interest is in excess of the maximum amount of interest permitted by applicable usury laws, (iii) any such excess which is or has been received notwithstanding this paragraph shall be credited against the then unpaid principal balance of the Notes or other obligations arising under this Agreement, as applicable, or, if the Notes or other obligations arising under this Agreement, as applicable, have been or would be paid in full, refunded to Borrower, and (iv) the provisions of this Agreement, the Notes and the other Loan Documents, and any communication to Borrower, shall immediately be deemed reformed and such excess interest reduced, without the necessity of executing any other document, to the maximum lawful rate allowed under applicable laws as now or hereafter construed by courts having jurisdiction hereof or thereof. Without limiting the foregoing, all calculations of the rate of the interest contracted for, charged, collected, taken, reserved, or received in connection with the Notes, this Agreement or any other Loan Document which are made for the purpose of determining whether such rate exceeds the maximum lawful rate shall be made to the extent permitted by applicable laws by amortizing, prorating, allocating and spreading during the period of the full term of the Loans or other obligations arising under this Agreement, as applicable, including all prior and subsequent renewals and extensions, all interest at any time contracted for, charged, taken, collected, reserved, or received. The terms of this paragraph shall be deemed to be incorporated in every document and communication relating to the Notes, the Loans or any other Loan Document.

     (f) Texas Finance Code, Chapter 346 (formerly Tex. Rev. Civ. Stat., Title 79, Chapter 15), which regulates certain revolving loan accounts and revolving triparty accounts, shall not apply to any revolving loan accounts created under the Notes, this Agreement or the other Loan Documents or maintained in connection therewith.

     (g) To the extent that the interest rate laws of the State of Texas are applicable to the Loans or any other obligations arising under this Agreement, the applicable interest rate ceiling is the weekly ceiling (formerly the indicated rate ceiling) determined in accordance with Tex. Rev. Civ. Stat., Title 79, Article 5069- 1D.003, also codified at Texas Finance Code, Section
303.301 (formerly Article 5069-1.01(a)(1)), and, to the extent that this Agreement, the Notes or any other Loan Document is deemed an open end account as such term is defined in Tex. Rev. Civ. Stat., Title 79, Article 5069-1B.002(14), also codified at Texas Finance Code Section 3.01.001(3) (formerly Article 5069-1.01(f)), the Agent and the Banks retain the right to modify the interest rate in accordance with applicable law."



                                       3                         SIXTH AMENDMENT

     2.5 The Credit Agreement hereby is amended by deleting Article 4 (Representations and Warranties of Borrower) therefrom and substituting the
Article 4 (Representations and Warranties) set forth on EXHIBIT C hereto attached in lieu thereof.

     2.6 The Credit Agreement hereby is amended by deleting Article 5 (Affirmative Covenants of Borrower) therefrom and substituting the Article 5 (Covenants) set forth on Exhibit D hereto attached in lieu thereof.

     2.7 The Credit Agreement hereby is amended by deleting Article 6 (Negative Covenants of Borrower) therefrom and substituting the following Article 6 in lieu thereof:

                      "ARTICLE 6. Intentionally omitted."

     2.8 The Credit Agreement hereby is amended by deleting Section 7.1 (Events of Default) therefrom and substituting the Section 7.1 (Events of Default) set forth on Exhibit E hereto attached in lieu thereof.

     2.9 Section 10.2 of the Credit Agreement hereby is amended by deleting the phrase "(the "Indemnified Liabilities")" and replacing such phrase with the following:

     "(the "Indemnified Liabilities," WHICH TERM SHALL INCLUDE ANY INDEMNIFIED LIABILITIES RESULTING FROM ANY IDEMNITEE'S NEGLIGENCE)."

     2.10 Each reference to "CALIFORNIA" in Sections 11.9 and 11.10 of the Credit Agreement hereby is amended to read "TEXAS."

     2.11 Each reference to "LOS ANGELES" in Sections 11.9 and 11.10 of the Credit Agreement hereby is amended to read "HARRIS."

     2.12 The Credit Agreement hereby is amended by deleting Section 11.13 (Changes in Accounting Principles) therefrom and substituting the following
Section 11.13 in lieu thereof:

          "11.3 Intentionally Omitted."

     2.13 Section 11.17 of the Credit Agreement hereby is amended by adding the following paragraph at the end thereof:

          "NO ORAL AGREEMENTS. THIS WRITTEN LOAN AGREEMENT, TOGETHER WITH THE NOTES AND THE OTHER LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

          THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES."



                                       4                         SIXTH AMENDMENT

                                   ARTICLE 3
                            AMENDMENTS TO THE NOTES

          3.1 Each reference to "CALIFORNIA" in Sections 14 and 15 of the Notes hereby is amended to read "TEXAS."

3.2 Each reference to "LOS ANGELES" in Section 15 of the Notes hereby is amended to read "HARRIS."

                                   ARTICLE 4
                              CONDITIONS PRECEDENT

          4.1 CONDITIONS PRECEDENT TO THE EFFECTIVENESS OF THIS SIXTH AMENDMENT. The effectiveness of the provisions of this Sixth Amendment is subject to the fulfillment, to the satisfaction of Agent, of each of the following conditions:

               4.1.1 The Agent shall have received a certificate from a Secretary or Assistant Secretary of Borrower attesting to the resolutions of Borrower's board of directors or an authorized committee authorizing the execution and delivery of this Sixth Amendment.

               4.1.2 The Agent shall have received counterparts of signature pages of this Sixth Amendment duly executed and delivered by Borrower and Banks constituting Majority Banks.

               4.1.3 The Agent shall have received a certificate from a Responsible Officer certifying that:

                    (a) the representations and warranties, as amended hereby, of Borrower contained in the Credit Agreement and the Loan Documents, to the extent that it is a party thereto, are true and correct in all material respects at and as of the date of the effectiveness of this Sixth Amendment, as though made on and as of such date (except to the extent that such representations and warranties expressly relate solely to an earlier date);

                    (b) neither an Event of Default, as amended hereby, nor an
               Unmatured Event of Default, as amended hereby, has occurred and is continuing on the date of the effectiveness of this Sixth Amendment;

                    (c) on the date of the effectiveness of this Sixth
               Amendment, no Material Adverse Change has occurred, as a result of one or more acts or occurrences; and

                    (d) the Credit Agreement and each of the Loan Documents to which Borrower is a party are in full force and effect.






                                       5                         SIXTH AMENDMENT

               4.1.4 The Agent shall have received the written opinions, dated as of the Effective Date, of counsel to Borrower, in form and substance satisfactory to Agent and its counsel.

                                   ARTICLE 5
                                 MISCELLANEOUS

     5.1 EXECUTION IN COUNTERPARTS. This Sixth Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original. All of such counterparts shall constitute but one and the same instrument. Delivery of an executed counterpart of the signature pages of this Sixth Amendment by telecopier shall be equally effective as delivery of a manually executed counterpart. Any party delivering an executed counterpart of the signature pages of this Sixth Amendment by telecopier thereafter also shall deliver promptly a manually executed counterpart, but the failure to deliver such manually executed counterpart shall not affect the validity, enforceability, or binding effect of this Sixth Amendment.

     5.2 NO OTHER AMENDMENT. Except as expressly amended hereby, the Credit Agreement shall remain unchanged and in full force and effect. To the extent any terms or provisions of this Sixth Amendment conflict with those of the Credit Agreement, the terms and provisions of this Sixth Amendment shall control. This Sixth Amendment shall be deemed a part of and hereby is incorporated in the Credit Agreement.

     5.3 SEVERABILITY AND INTERPRETATION OF AMENDMENTS. It is the intention of the parties hereto to comply with Section 11.1 of the Credit Agreement. Whenever possible, each provision of the amendments contained in this Sixth Amendment shall be interpreted in such manner as to be effective and valid in accordance with Section 11.1 of the Credit Agreement. If any term or provision of any amendment contained in this Sixth Amendment is held not be effective because such term or provision required the consent of all Banks pursuant to Section
11.1 of the Credit Agreement, such term or provision shall be fully severable and shall not affect the enforceability of the remaining terms and provisions.

     5.4 GOVERNING LAW. This Sixth Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas and applicable federal law.

     5.5 NO ORAL AGREEMENTS. THIS WRITTEN AGREEMENT, TOGETHER WITH THE NOTES AND THE OTHER LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY

                                       6                         SIXTH AMENDMENT

NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

     THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                            [SIGNATURE PAGES FOLLOW]


                                       7                         SIXTH AMENDMENT

     IN WITNESS WHEREOF, the parties hereto have caused this Sixth Amendment to be executed and delivered as of the date first set forth above.

                                        SOUTHDOWN, INC.
                                        a Louisiana Corporation



                                        By
                                          -------------------------------------
                                        Name:
                                        Title:


                  [SIGNATURES CONTINUE ON THE FOLLOWING PAGE]





               [THIS IS A SIGNATURE PAGE TO AMENDMENT NUMBER SIX
              TO THE THIRD AMENDED AND RESTATED CREDIT AGREEMENT]

                                                                 SIXTH AMENDMENT

                                        WELLS FARGO BANK, N.A.,
                                        in its individual capacity and as Agent



                                        By
                                          -------------------------------------
                                        Name:
                                        Title:


                  [SIGNATURES CONTINUE ON THE FOLLOWING PAGE]






               [THIS IS A SIGNATURE PAGE TO AMENDMENT NUMBER SIX
              TO THE THIRD AMENDED AND RESTATED CREDIT AGREEMENT]



                                                                 SIXTH AMENDMENT

                                        SOCIETE GENERALE, SOUTHWEST
                                        AGENCY, as an Issuing Bank



                                        By
                                          -------------------------------------
                                        Name:
                                        Title:


                  [SIGNATURES CONTINUE ON THE FOLLOWING PAGE]




               [THIS IS A SIGNATURE PAGE TO AMENDMENT NUMBER SIX
              TO THE THIRD AMENDED AND RESTATED CREDIT AGREEMENT]




                                                                 SIXTH AMENDMENT

                                        CREDIT SUISSE FIRST BOSTON
                                        (formerly known as Credit Suisse)



                                        By
                                          -------------------------------------
                                        Name:
                                        Title:


                  [SIGNATURES CONTINUE ON THE FOLLOWING PAGE]




               [THIS IS A SIGNATURE PAGE TO AMENDMENT NUMBER SIX
              TO THE THIRD AMENDED AND RESTATED CREDIT AGREEMENT]



                                                                 SIXTH AMENDMENT

                                        CREDIT AGRICOLE INDOSUEZ
                                        (formerly known as Caisse Nationale De
                                         Credit Agricole)



                                        By
                                          -------------------------------------
                                        Name:
                                        Title:


                  [SIGNATURES CONTINUE ON THE FOLLOWING PAGE]






               [THIS IS A SIGNATURE PAGE TO AMENDMENT NUMBER SIX
              TO THE THIRD AMENDED AND RESTATED CREDIT AGREEMENT]



                                                                 SIXTH AMENDMENT

                                        SUNTRUST BANK, ATLANTA




                                        By
                                          -------------------------------------
                                        Name:
                                        Title:


                  [SIGNATURES CONTINUE ON THE FOLLOWING PAGE]





               [THIS IS A SIGNATURE PAGE TO AMENDMENT NUMBER SIX
              TO THE THIRD AMENDED AND RESTATED CREDIT AGREEMENT]



                                                                 SIXTH AMENDMENT

                                        PARIBAS
                                        (formerly known as Banque Paribas)



                                        By
                                          -------------------------------------
                                        Name:
                                        Title:


                                        By
                                          -------------------------------------
                                        Name:
                                        Title:


                  [SIGNATURES CONTINUE ON THE FOLLOWING PAGE]






               [THIS IS A SIGNATURE PAGE TO AMENDMENT NUMBER SIX
              TO THE THIRD AMENDED AND RESTATED CREDIT AGREEMENT]




                                                                 SIXTH AMENDMENT

                                        PNC BANK NATIONAL ASSOCIATION



                                        By
                                          ------------------------------------
                                        Name:
                                        Title:


                  [SIGNATURES CONTINUE ON THE FOLLOWING PAGE]




               [THIS IS A SIGNATURE PAGE TO AMENDMENT NUMBER SIX
              TO THE THIRD AMENDED AND RESTATED CREDIT AGREEMENT]



                                                                 SIXTH AMENDMENT

                                        THE BANK OF NOVA SCOTIA



                                        By
                                          -------------------------------------
                                        Name:
                                        Title:


                  [SIGNATURES CONTINUE ON THE FOLLOWING PAGE]






               [THIS IS A SIGNATURE PAGE TO AMENDMENT NUMBER SIX
              TO THE THIRD AMENDED AND RESTATED CREDIT AGREEMENT]



                                                                 SIXTH AMENDMENT

                                        BANKBOSTON, N.A.



                                        By
                                          -------------------------------------
                                        Name:
                                        Title:






               [THIS IS A SIGNATURE PAGE TO AMENDMENT NUMBER SIX
              TO THE THIRD AMENDED AND RESTATED CREDIT AGREEMENT]

                                                                 SIXTH AMENDMENT

                                   EXHIBIT A

                          DEFINED TERMS TO BE DELETED

"BROOKSVILLE PLANT"

"CAPITAL EXPENDITURES"

"CAPITALIZED LEASE"

"CAPITALIZED LEASE OBLIGATIONS"

"CEMENT PLANTS"

"CHANGE OF CONTROL"

"CONSOLIDATED CURRENT ASSETS"

"CONSOLIDATED CURRENT LIABILITIES"

"CONSOLIDATED NET INCOME"

"CONSOLIDATED TANGIBLE NET WORTH"

"CONTINGENT OBLIGATION"

"CONTINUING DIRECTORS"

"CONTRACTUAL OBLIGATION"

"CONTRIBUTED CALIFORNIA ASSETS"

"DAMAGES"

"DEBT"

"DISQUALIFIED STOCK"

"ENVIRONMENT"

"ENVIRONMENTAL PROTECTION STATUTE"

"EPA"

"ERISA AFFILIATE"

"EXCHANGE SUBORDINATED DEBT"

                                       A-1                       SIXTH AMENDMENT

"EXISTING SUBORDINATED DEBT"

"FAIRBORN PLANT"

"FIFTH AMENDMENT"

"FIFTH AMENDMENT CLOSING DATE"

"FOURTH AMENDMENT CLOSING DATE"

"FREE CASH FLOW RATIO"

"FUND," "TRUST FUND" OR "SUPER FUND"

"FUNDED DEBT"

"HAZARDOUS SUBSTANCE"

"HAZARDOUS WASTE"

"HEDGE AGREEMENTS"

"INDENTURE"

"INTANGIBLE ASSETS"

"INTEREST EXPENSE"

"INVESTMENT"

"JUNIOR PAYMENT AMOUNT"

"KCC"

"KNOXVILLE PLANT"

"LEVERAGE RATIO"

"LIEN"

"LYONS PLANT"

"MEDUSA"

"MEDUSA ENTITIES"

"MERGER"

                                       A-2                       SIXTH AMENDMENT

"MERGER AGREEMENT"

"MMRI"

"MOODY'S"

"MULTIEMPLOYER PLAN"

"NET ISSUANCE PROCEEDS"

"NONCANCELLABLE LEASE"

"ODESSA PLANT"

"OPERATING LEASE"

"PBGC"

"PENSION PLAN" OR "PLAN"

"PENSION PROTECTION ACT"

"PERMITTED ACQUISITIONS"

"PERMITTED JUNIOR PAYMENTS"

"PERMITTED LIENS"

"PERMITTED PAYMENT MEASUREMENT PERIOD"

"PERMITTED PREFERRED STOCK"

"PERMITTED TRANSACTIONS"

"POLLUTION CONTROL BONDS"

"PREFERRED STOCK"

"PROHIBITED PREFERRED STOCK"

"QUALIFIED OFFERINGS"

"RELATED TERMINALS"

"REMEDIAL ACTION"

"REPORTABLE EVENT"

                                       A-3                       SIXTH AMENDMENT

"SARA"

"S&P"

"SDW AGGREGATES"

"SDW CALIFORNIA SUBSIDIARIES"

"SDW CEMENT"

"SDW CONCRETE"

"SDW FINANCE"

"SDW FINANCE SUBORDINATED DEBT"

"SDW FINANCE SUBORDINATED NOTE"

"SENIOR SUBORDINATED NOTES"

"SERIES A PREFERRED STOCK"

"SERIES B PREFERRED STOCK"

"SERIES C PREFERRED STOCK"

"SERIES D PREFERRED STOCK"

"SPECIFIED SUBSIDIARIES"

"SUBORDINATED DEBT"

"SUBORDINATED INDENTURE"

"TERMINATION EVENT"

"THIRD AMENDMENT"

"THIRD AMENDMENT CLOSING DATE"

"VICTORVILLE PLANT"

                                        A-4                      SIXTH AMENDMENT

                                   EXHIBIT B

                           DEFINED TERMS TO BE ADDED

     "ADJUSTED CONSOLIDATED EBITDA" means, for the relevant period, the sum of:
(a) the Consolidated Net Income for such period, (b) Consolidated Interest Expense, (c) all taxes measured by income to the extent included in the determination of such Consolidated Net Income and (d) all amounts treated as expenses for depreciation and the amortization of intangibles of any kind for such period to the extent included in the determination of such Consolidated Net Income for the relevant period; provided, however, that Consolidated Net Income shall be computed for the purposes of this definition (i) without regard to non-recurring costs incurred in connection with any acquisition or non-cash write-ups and write-downs, and (ii) without giving effect to extraordinary losses or extraordinary gains for such period.

     "BUSINESS DAY" means (a) for all purposes, any day other than Saturday, Sunday, and any other day on which commercial banking institutions are required or authorized by Law to be closed in Houston, Texas, San Francisco, California or New York, New York, and (b) in addition to the foregoing, in respect of any LIBOR Rate Borrowing, a day on which dealings in United States dollars are conducted in the London interbank market and commercial banks are open for international business in London.

     "CHANGE OF CONTROL" means and refers to the occurrence of one or more of the following events: (a) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of Borrower to any Person or related group for purposes of Section 13(d) of the Exchange Act (a "Group"), together with any Affiliates thereof, (b) the shareholders of Borrower shall approve any plan or proposal for the liquidation or dissolution of Borrower (other than a liquidation or dissolution pursuant to a Reincorporation Merger), (c) any Person or Group, together with any Affiliates thereof, shall, as a result of a tender or exchange offer, a merger, consolidation or similar transaction, open market purchases, privately negotiated purchases, or otherwise, have become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Borrower representing at least thirty percent (30%) of the Voting Stock of Borrower, or (d) a majority of the members of the Board of Directors shall not constitute Continuing Directors. For purposes of this definition, "Board of Directors" does not include any committee thereof.

     "COMPANIES" means, at any date of determination thereof, Borrower and each of its Subsidiaries, and "Company" means any of the Companies.

     "CONSOLIDATED INTEREST EXPENSE" means, for the relevant period, for Borrower and its Subsidiaries, without duplication, the amount of all costs, fees and expenses paid by Borrower and its Subsidiaries in such period which are classified as interest expense on the consolidated financial statements of Borrower and its Subsidiaries, all determined in accordance with GAAP.

     "CONSOLIDATED NET INCOME" means, for any period, the net income (or net loss) of the Borrower and its Subsidiaries for such period taken as a single accounting period determined in accordance with GAAP.

                                       B-1                       SIXTH AMENDMENT

     "CONSOLIDATED NET WORTH" means, on any date of determination, all amounts that would be included under shareholders' equity on a consolidated balance sheet of Borrower as determined in accordance with GAAP.

     "CONSOLIDATED SUBSIDIARY" means, at any date any Subsidiary or other entity the accounts of which are consolidated with Borrower in its consolidated financial statements prepared in accordance with GAAP.

     "CONTINUING DIRECTOR" means and refers to (a) any member of Borrower's board of directors who was a director of Borrower on the Closing Date, and (b) any person who becomes a member of the board of directors after the Closing Date if such person was appointed or nominated for election to the board of directors by a majority of the Continuing Directors, but excluding any such person originally proposed for election in opposition to the Continuing Directors in an actual or threatened election contest relating to the election of the directors of Borrower (as such terms are used in Rule 14a-11 under the Exchange Act) and whose initial assumption of office resulted from such contest or the settlement thereof.

     "CONTRACTUAL OBLIGATION" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument, or undertaking to which such Person is a party or by which it or any of its property is bound.

     "CURRENT FINANCIALS" means, at the time of any determination thereof, the more recently delivered to Banks of either (a) the consolidated Financial Statements of Borrower and its consolidated Subsidiaries for the fiscal year ended December 31, 1998, and the nine-month period ended September 30, 1999; or
(b) the Financial Statements required to be delivered under SECTIONS 5.1(a) or 5.1(b), as the case may be.

     "DEBT" means (without duplication), for any Person, the sum of the following: (a) all liabilities, obligations, and indebtedness of such Person which in accordance with GAAP should be classified upon such Person's balance sheet as liabilities in respect of (i) money borrowed, including, without limitation, the Principal Debt, (ii) obligations of such Person under Capital Leases, (iii) obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations, and obligations under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business and deferred federal and state income taxes), and (iv) all non-contingent obligations (and, for purposes of SECTIONS
8.10 and 9.4 and letters of credit, banker's acceptances and other similar instruments issued to support Debt, all contingent obligations) of such Person to reimburse any bank or other Person in respect of letters of credit, banker's acceptances and similar instruments; (b) all obligations of the type referred to in CLAUSES (a)(i) through (a)(iv) preceding of other Persons for the payment of which such Person is responsible or liable as obligor, guarantor, or otherwise; and (c) all obligations of the type referred to in CLAUSES (a)(i) through CLAUSE
(a)(iv) and CLAUSE (b) preceding of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured. For all purposes of this Agreement, Debt of any Person shall include the Debt of any partnership or joint venture in which such Person is a general partner or a joint venturer, unless such Debt is expressly made non-recourse to such Person.


                                       B-2                       SIXTH AMENDMENT

     "DEBTOR RELIEF LAWS" means the Bankruptcy Code of the United States of America and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, fraudulent transfer or conveyance, suspension of payments or similar Laws from time to time in effect affecting the Rights of creditors generally.

     "DISTRIBUTION" for any Person means, with respect to any shares of any capital stock or other equity securities issued by such Person, (a) the retirement, redemption, purchase, or other acquisition for value of any such securities, (b) the declaration or payment of any dividend on or with respect to any such securities, and (c) any other payment by such Person with respect to such securities.

     "ENVIRONMENTAL CLAIM" means any written notice, claim, demand, action, suit, complaint, proceeding or other communication by any person alleging liability or potential liability arising out of, relating to, based on or resulting from (i) the presence, discharge, emission, release or threatened release of any Hazardous Materials at any location, or (ii) circumstances forming the basis of any violation or alleged violation of any Environmental Law or Environmental Permit. "Environmental Law" means any applicable Law that relates to (a) the condition or protection of air, groundwater, surface water, soil, or other environmental media, (b) the environment, including natural resources or any activity which affects the environment, (c) the regulation of any pollutants, contaminants, wastes, substances, and Hazardous Substances, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9601 et seq.) ("CERCLA"), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.) ("RCRA"), the Clean Water Act (33 U.S.C. Section 1251 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. Section 136 et seq.), the Safe Drinking Water Act (42 U.S.C. Section 201 and Section 300f et seq.) and the Rivers and Harbors Act (33 U.S.C. Section 401 et seq.), the Oil Pollution Act (33 U.S.C. Section 2701 et seq.) and analogous state and local Laws, as any of the foregoing may have been and may be amended or supplemented from time to time, and any analogous future enacted or adopted Law, or (d) the Release or threatened Release of Hazardous Substances.

     "ENVIRONMENTAL LIABILITIES" means all liabilities in connection with or relating to the business, assets, presently or previously owned, leased or operated property, activities (including, without limitation, off-site disposal) or operations of the Borrower and each Subsidiary, whether vested or unvested, contingent or fixed, actual or potential, known or unknown, which arise under or relate to matters covered by Environmental Laws.

     "ENVIRONMENTAL PERMITS" means all permits, licenses, registrations, and other governmental authorizations required for any of the Companies to conduct its business and operations under Environmental Laws.

     "ERISA AFFILIATE" means any Person or trade or business (whether or not incorporated) which is a member of Borrower's or any Company's controlled group or affiliated service group with Borrower or any Company within the meaning of
Section 414(b), (c), (m) or (o) of the Code.

     "FINANCIAL STATEMENTS" means balance sheets, statements of operations, statements of shareholders' investments, and statements of cash flows prepared in accordance with GAAP, which


                                       B-3                       SIXTH AMENDMENT
statements of operations and statements of cash flows shall be in comparative form to the corresponding period of the preceding fiscal year, and which balance sheets and statements of shareholders' investments shall be in comparative form to the prior fiscal year-end figures.

     "FOREIGN PENSION PLAN" shall mean any plan that (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States by Borrower or any Company primarily for the benefit of employees of Borrower or any Company residing outside the United States, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

     "HAZARDOUS SUBSTANCE" means (a) any substance that is designated, defined or classified as a hazardous waste, hazardous material, pollutant, contaminant or toxic or hazardous substance under any Environmental Law, including without limitation, any hazardous substance within the meaning of Section 101(14) of CERCLA, (b) petroleum, oil, gasoline, natural gas, fuel oil, motor oil, waste oil, diesel fuel, jet fuel, and other petroleum hydrocarbons, (c) regulated asbestos and asbestos-containing materials in any form, (d) polychlorinated biphenyls, or (e) urea formaldehyde foam.

     "LAWS" means all applicable statutes, laws, treaties, ordinances, tariff requirements, rules, regulations, orders, writs, injunctions, decrees, judgments, opinions, or interpretations of any Governmental Authority.

     "LEVERAGE RATIO" means and refers to, as of the last day of any fiscal quarter of the Borrower, the ratio of (a) the aggregate amount of Consolidated Debt as of such day, to (b) Consolidated EBITDA for the four immediately preceding fiscal quarters (including such quarter).

     "LIEN" means and refers to any lien, mortgage, pledge, security interest, charge, or encumbrance of any kind or any other type of preferential arrangement that has the practical effect of creating a security interest (including any conditional sale or other title retention agreement or any lease in the nature thereof).

     "LITIGATION" means any action by or before any Governmental Authority.

     "MATERIAL ADVERSE EVENT" means any set of one or more circumstances or events which, individually or collectively, result in any (a) material impairment of the ability of the Borrower to perform any of its payment or other material obligations under the Loan Documents or the ability of Administrative Agent or any Bank to enforce any such obligations or any of their respective Rights under the Loan Documents, or (b) material and adverse effect on the business, properties, condition (financial or otherwise) or results of operations of the Companies, in each case considered as a whole.

     "MOODY'S" means Moody's Investors Service, Inc. or any successor thereto.

     "MULTIEMPLOYER PLAN" means and refers to a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA or a "multiemployer pension plan" as defined in
Section 3(37) of ERISA or Section 414 of the Code, or any similar type of plan established and regulated under the laws of any

                                       B-4                       SIXTH AMENDMENT
foreign country, that is maintained for employees of the Companies or any ERISA Affiliate of any Company.

     "NON-RECOURSE DEBT" means (a) Debt (other than Capital Lease Obligations) of a special purpose Subsidiary created or acquired after the Closing Date incurred in connection with the acquisition or construction by such Subsidiary in the ordinary course of business of fixed assets used in the manufacture and distribution of building products and (b) any renewals and refinancings of such Debt; provided that (i) the holders of such Debt described in clauses (a) and
(b) agree that they will look solely to the fixed assets so acquired with such Debt, (ii) any Liens securing such Debt are permitted pursuant to SECTION 5.10,
(iii) such Debt is not Debt, in whole or part, of any other Company, (iv) such Debt is not secured by any Lien upon any property or assets of any other Company, and (v) such Debt is not supported in any way by any other Company, including any undertakings or guarantees, and provided further that no such Debt of such Subsidiary shall be considered "Non-Recourse Debt" if (y) any default with respect to such Debt would allow or require any other Debt which is owed by such Subsidiary or one or more of the other Companies to be accelerated or otherwise made payable in advance of its stated maturity, and (z) any other Company owes Debt to such Subsidiary.

     "OBLIGATION" means all present and future indebtedness, liabilities, and obligations, and all renewals and extensions thereof, or any part thereof, now or hereafter owed by Borrower to Administrative Agent, or any Bank arising from, by virtue of, or pursuant to any Loan Document, together with all interest accruing thereon, fees, costs, and reasonable expenses (including, without limitation, all reasonable attorneys' fees and expenses incurred in the enforcement or collection thereof) payable under the Loan Documents.

     "OTHER CREDIT AGREEMENT" means the Revolving Credit Agreement dated as of December 17, 1999 among Borrower, various lenders, and Wells Fargo Bank (Texas), National Association, as administrative agent and various lenders and as may be amended, extended, modified, or restated.

     "PLAN" means any pension plan as defined in Section 3(2) of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) the Companies or an ERISA Affiliate, and each such plan for the five year period immediately following the latest date on which Companies or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

     "PRINCIPAL DEBT" means, on any date of determination, the aggregate unpaid principal balance of all Borrowings under the Revolving Credit Facility.

     "REGULATION D" means Regulation D of the Board of Governors of the Federal Reserve System, as amended.

     "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System, as amended.

     "REINCORPORATION MERGER" is defined in SECTION 5.11.

                                       B-5                       SIXTH AMENDMENT

     "RELEASE" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposal, deposit, dispersal, migrating, or other movement into the air, ground, or surface water, or soil.

     "REPORTABLE EVENT" shall have the meaning specified in Section 4043 of ERISA or the regulations issued thereunder in connection with a Plan that is subject to Title IV of ERISA, excluding events for which the notice requirement is waived under subsections .22, .23, .25 and .27 of PBGC Regulation 4043.

     "REPRESENTATIVES" means representatives, officers, directors, employees, attorneys, and agents.

     "RIGHTS" means rights, remedies, powers, privileges, and benefits.

     "S&P" means Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc., a New York corporation.

     "SCHEDULE" means, unless specified otherwise, a schedule attached to this Agreement, as the same may be supplemented and modified from time to time in accordance with the terms of the Loan Documents.

     "SIGNIFICANT SUBSIDIARY" means, at any time, any Subsidiary that, together with its Subsidiaries, (a) accounted for more than 5% of the revenue of the Companies determined on a consolidated basis for the then most recently completed fiscal year of the Borrower, or (b) was the owner of more than 5% of the assets of the Companies determined on a consolidated basis at the end of such fiscal year of the Borrower, all as shown in the case of (a) and (b) on the consolidated financial statements of the Borrower and its Subsidiaries for such fiscal year.

     "SUBORDINATED INDENTURE" means the Indenture dated as of March 19, 1996, among the Borrower, as issuer, and State Street Bank and Trust Company, as Trustee, as amended, pursuant to which the Borrower's Subordinated Notes were issued.

     "SUBORDINATED NOTES" means the Borrower's Series B 10% Senior Subordinated Notes, due in 2006.

     "SUCCESSOR CORPORATION" is defined in SECTION 5.11.

     "UNFUNDED CURRENT LIABILITY" means with respect to any Plan, the amount, if any, by which the value of the accumulated plan benefits under the Plan determined on a plan termination basis in accordance with actuarial assumptions at such time consistent with those prescribed by the PBGC for purposes of
Section 4044 of ERISA, exceeds the fair market value of all plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contribution).

     "WHOLLY-OWNED" when used in connection with any Subsidiary shall mean a Subsidiary of which all of the issued and outstanding shares of stock (except shares required as directors' qualifying shares) shall be owned by Borrower or one or more of its Wholly-owned Subsidiaries.

                                      B-6                        SIXTH AMENDMENT

                                   EXHIBIT C

                                   ARTICLE 4

ARTICLE 4 REPRESENTATIONS AND WARRANTIES. To induce Banks to enter into this Agreement and to make the loans herein provided for, Borrower hereby represents and warrants to the Administrative Agent and to each Bank that:

     4.1 FINANCIAL CONDITION. The Current Financials present fairly the consolidated financial condition of Borrower and its consolidated Subsidiaries, and the consolidated results of their operations and cash flows, as of and for the portion of the fiscal year ending on the date or dates thereof (subject only to year-end audit adjustments). All such Financial Statements including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants or Responsible Officer, as the case may be, and as disclosed therein) Neither Borrower nor any of its consolidated Subsidiaries had, as of the dates of the consolidated balance sheets referred to above, any Contingent Obligation, contingent liabilities, or liability for Taxes, long-term leases, or unusual forward or long-term commitments, which are material to Borrower and its consolidated Subsidiaries taken as a whole and are not reflected in the foregoing statements or in the notes thereto and are required by GAAP to be so reflected.

     4.2 NO CHANGE. Since September 30, 1999, there has been no material adverse change in the business, operations, assets, or financial or other condition of the Companies taken as a whole.

     4.3 CORPORATE EXISTENCE; COMPLIANCE WITH LAW. Each of (a) the Borrower and its Significant Subsidiaries (i) is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation or formation, as the case may be, and (ii) has the corporate, company or partnership power, as the case may be, and authority and the legal right to own and operate its property, to lease the property it operates, and to conduct the business in which it is currently engaged, and (b) the Companies (i) is duly qualified as a foreign corporation and in good standing under the Laws of each jurisdiction where its ownership, lease, or operation of property or the conduct of its business requires such qualification, except to the extent that failure to be so qualified is not reasonably likely, in the aggregate, to be a Material Adverse Event, and (ii) is in compliance with all Laws except to the extent that the failure to comply therewith is not reasonably likely, in the aggregate, to be a Material Adverse Event.

     4.4 CORPORATE POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS. Borrower has the corporate power and authority and the legal right to make, deliver, and perform the Loan Documents and to borrow hereunder and has taken all necessary corporate action to authorize the Borrowings on the terms and conditions of the Loan Documents and to authorize the execution, delivery, and performance of the Loan Documents. The execution, delivery, and performance of the Loan Documents will not contravene any provision of the charter or bylaws. No approval, consent, exemption or authorization of, filing with, or other act by, or in respect of, any Governmental Authority, is necessary or required in connection with the Borrowings hereunder or with the execution, delivery, performance, validity, or enforceability of the Loan Documents. The Loan Documents have been duly executed and delivered on behalf of Borrower and constitute legal, valid, and binding obligations of Borrower enforceable against Borrower in accordance with their

                                      C-1                        SIXTH AMENDMENT
respective terms, except as enforceability may be limited by applicable Debtor Relief Laws and by equitable principles regardless of whether considered in a proceeding in equity or at law.

     4.5 No Legal Bar; No Contravention. The execution, delivery, and performance of the Loan Documents, the Borrowings hereunder, and the use of the proceeds thereof, will not (a) violate any Laws (including, without limitation, Regulation U, the Securities Act of 1933 and the Securities Exchange Act of
1934), or any Contractual Obligation of any Company, or (b) conflict with or result in a default under, any Contractual Obligation, judgment, injunction, order, decree or other instrument binding upon any Company or result in or require the creation or imposition of any Lien (other than Liens permitted in accordance with SECTION 5.10) on any of its or their respective properties or revenues pursuant to any Laws or Contractual Obligation.

     4.6 No Material Litigation. No Litigation, investigation, or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of Borrower, threatened by or against any Company or against any of its or their respective properties or revenues (a) with respect to the Loan Documents or any of the transactions contemplated hereby or (b) which is reasonably likely to constitute a Material Adverse Event.

     4.7 No Default. No Company is in default under or with respect to any Contractual Obligation in any respect which could be a Material Adverse Event. No Event of Default or Unmatured Event of Default has occurred and is continuing.

     4.8 Ownership of Property; Liens. The Companies taken, as a whole, have good and indefeasible title to all their material assets reflected in the Current Financials as being owned by them (except as sold or otherwise disposed of in the ordinary course of business after the date of such Current Financials) free of any Lien, except Liens permitted in accordance with SECTION 5.10.

     4.9 Taxes. Each of the Companies has filed or caused to be filed all Tax returns which to the knowledge of Borrower are required to be filed (except for state and local Tax returns where such failure to qualify and such failure to file is not reasonably likely, in the aggregate for all such jurisdictions, to be a Material Adverse Event), and has paid all Taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other Taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than those the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the appropriate Companies, as the case may be, and those that could not reasonably be expected to be a Material Adverse Event); and no Tax liens have been filed and, to the knowledge of Borrower, no claims are being asserted with respect to any such Taxes, fees or other charges which, in either case, is reasonably likely to be a Material Adverse Event.

     4.10 Federal Regulations. No Company is engaged or will engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect. No part of the proceeds of any Borrowings hereunder will be used for any purpose which violates, or results in a violation of, the provisions of the Regulations of such Board of Governors. "Margin Stock" (as defined in Regulation U) constitutes less than 25% of those assets of the Companies which are subject to any limitation on sale, pledge, or other restriction hereunder.

                                      C-2                        SIXTH AMENDMENT

          4.11 Compliance with ERISA.

          (i) Each Plan (and each related trust, insurance contract or fund) is in substantial compliance with its terms and with all applicable laws, including ERISA and the Code; each Plan (and each related trust, if any) which is intended to be qualified under Section 401(a) of the Code has received a determination letter from the Internal Revenue Service to the effect that it meets the requirements of Sections 401(a) and 501(a) of the Code; no Reportable Event has occurred; no Plan which is Multiemployer Plan is insolvent or in reorganization; no Plan has an Unfunded Current Liability; no Plan (which is not a Multiemployer Plan) which is subject to
     Section 412 of the Code or Section 302 of ERISA has an accumulated funding deficiency, within the meaning of such sections of the Code or ERISA, or has applied for or received a waiver of an accumulated funding deficiency or an extension of any amortization period, within the meaning of Section 412 of the Code or Section 303 or 304 of ERISA; all contributions required to be made with respect to a Plan have been timely made; neither any Company nor any ERISA Affiliate has incurred any material liability to, or on account of, a Plan pursuant to Sections 406, 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Sections 401(a)(29),
     4971 or 4975 of the Code or expects to incur any such material liability under any of the foregoing sections with respect to any Plan; no condition exists which presents a material risk to any Company or any ERISA Affiliate of incurring a material liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; no proceedings have been instituted to terminate or appoint a trustee or administer any Plan which is subject to Title IV of ERISA; no action, suit, proceeding, hearing, audit or investigation with respect to the administration, operation or the investment of assets of any Plan (other than routine claims for benefits) is pending, expected or threatened that could reasonably be expected to be a Material Adverse Event; using actuarial assumptions and computation methods consistent with Part 1 of subtitle E of Title IV of ERISA, the aggregate liabilities of any Company and its ERISA Affiliates to all Plans which are Multiemployer Plans in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each Plan, would not exceed $25,000,000; each group health plan (as defined by Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) which covers or has covered employees or former employees of Companies or any ERISA Affiliate has at all times been operated in material compliance with the provisions of Part 6 of subtitle B of Title I of ERISA and Section 4980B of the Code; no lien imposed under the Code or ERISA on the assets of any Company or any ERISA Affiliate exists or is likely to arise on account of any Plan and neither any Company nor any ERISA Affiliate maintains or contributes to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) which provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any Plan the obligations with respect to which could reasonably be expected, either individually or in the aggregate, to cause a Material Adverse Event.

          (ii) Each Foreign Pension Plan, if any, has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities, except where failure to do so could not reasonably be expected to be a Material Adverse Event. All contributions required to be made with respect to a Foreign Pension Plan have been timely made, except the failure of which to make could not reasonably be expected to be a Material Adverse Event. Neither any Company nor its subsidiaries has incurred any obligation in connection with the termination of or withdrawal from any Foreign Pension Plan, except such obligation that could not reasonably be expected to be a Material Adverse Event. The present value of the accrued benefit liabilities (whether or not vested) under each Foreign Pension Plan, determined as of the end of the

                                      C-3                        SIXTH AMENDMENT

Borrower's most recently ended fiscal year on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the assets of such Foreign Pension Plan allocable to such benefit liabilities, except if any such excess could not reasonably be expected to be a Material Adverse Event.

     4.12 Investment Company Act, etc. None of the Borrower, any Person controlling the Borrower, or any Subsidiary, is an "Investment Company" within the meaning of the Investment Company Act of 1940. None of the Companies is subject to regulation under (i) the Public Utility Holding Company Act of 1935,
(ii) the Federal Power Act, (iii) the Interstate Commerce Act, (iv) any state public utilities code, or (v) any Federal or state statute or regulation, limiting, in the case of CLAUSES (iii), (iv) AND (v), its ability to incur Debt for borrowed money.

     4.13 Environmental Matters. Except as to matters which, individually, or in the aggregate, are not reasonably likely to result in a Material Adverse Event,

          (a) The Companies have obtained all Environmental Permits with respect to the business in which they are engaged (the "BUSINESS") and with respect to the facilities and properties owned, leased, or operated by the Companies (the "PROPERTIES"), and the Business and all operations at the Properties are in compliance with all Environmental Permits and are otherwise in compliance with all Environmental Laws;

          (b) No Company has received any Environmental Claim with respect to any of the Properties or the Business or otherwise, nor does Borrower have knowledge or reason to believe that any such Environmental Claim will be received or is threatened; and

          (c) There are no past or present actions, activities, events, conditions, or circumstances, including, without limitation, the Release, threatened Release, emission, discharge, generation, treatment, storage, or disposal of Hazardous Substances at any location, that could reasonably be expected to give rise to liability of any Company under any Environmental Law or any contract or agreement.

     4.14 Year 2000 Compliance. Borrower has (i) initiated a review and assessment of all areas within its and each of its Subsidiaries' business and operations (including those affected by suppliers and vendors) that could be materially adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by the Borrower or any of its Subsidiaries (or its suppliers and vendors) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), (ii) developed a plan and time line for addressing the Year 2000 Problem on a timely basis, and (iii) to date, implemented in all material respects that plan in accordance with that timetable.

     4.15 Purpose of Facility. Borrower will use all proceeds of Borrowings for one or more of the following purposes: (i) to repurchase Borrower's Subordinated Notes, (ii) to repurchase Borrower's common stock, and (iii) for working capital and for general corporate purposes.

     4.16 Pari Passu Obligations; Senior Indebtedness. The claims and rights of the Banks and the Administrative Agent against Borrower under this Agreement and the Notes will not be subordinate to, and will rank at least pari passu with, the claims and rights of any other unsecured creditors of Borrower with respect to indebtedness which is not in any manner subordinated in right


                                      C-4                        SIXTH AMENDMENT
of payment or security in any respect to the Obligation. The Obligation is permitted in accordance with the terms of the Subordinated Indenture and constitutes "Designated Senior Indebtedness" and "Senior Indebtedness" as such terms are defined in the Subordinated Indenture. The Borrower hereby specifically designates the Obligation as "Designated Senior Indebtedness" for purposes of the Subordinated Indenture. This Agreement and the other Loan Documents represent a "Bank Credit Facility" for purposes of the Subordinated Indenture. So long as the Subordinated Indenture is in full force and effect, all Borrowings are and will be made in compliance with the restrictions contained in the Subordinated Indenture.

     4.17 Full Disclosure. All information furnished to the Banks in writing prior to the date hereof in connection with the transactions contemplated hereby does not, collectively, contain any misstatement of a material fact or omit to state a fact necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading in any material respect on and as of the date hereof.


                                      C-5                        SIXTH AMENDMENT

                                   EXHIBIT D

                                   ARTICLE 5

ARTICLE 5 COVENANTS. Borrower covenants and agrees (and agrees to cause each other Company to the extent any covenant is applicable to such Company) to perform, observe, and comply with each of the following covenants, from the Closing Date and so long thereafter as Banks are committed to fund Borrowings under this Agreement and thereafter until the payment in full of the Principal Debt and payment in full of all interest, fees, and other amounts of the Obligation then due and owing, unless Borrower receives a prior written consent to the contrary by Administrative Agent as authorized by Majority Banks:

     5.1 Financial Statements. Borrower shall furnish to the Administrative Agent in Sufficient Quantity for each Bank:

          (a) As soon as available, but in any event within 95 days after the end of each fiscal year of Borrower, Financial Statements, showing the consolidated financial condition and results of operation calculated for Borrower and its consolidated Subsidiaries as at the end of such year, certified without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by independent certified public accountants of a nationally recognized standing; and

          (b) As soon as available, but in any event not later than 50 days after the end of each of the first three quarterly-periods of each fiscal year of Borrower, the unaudited Financial Statements showing the consolidated financial condition and results of operation calculated for Borrower and its consolidated Subsidiaries as at the end of each such quarter and the portion of the fiscal year through such date, certified by a Responsible Officer (subject to year-end audit adjustments);

all such Financial Statements to be prepared in accordance with GAAP applied consistently throughout the periods reflected therein (except as approved by such accountants or Responsible Officer, as the case may be, and disclosed therein).

     5.2 Certificates; Other Information. Borrower shall furnish to the Administrative Agent in sufficient quantity for each Bank:

          (a) Concurrently with the delivery of the Financial Statements referred to in SECTION 5.1(a) and (b), a certificate of a Responsible Officer (i) stating that, to the best of such officer's knowledge, the Companies during such period have observed or performed all of the covenants and other agreements applicable to such Companies, and that such officer has obtained no knowledge of any Event of Default or Unmatured Event of Default, except as specified in such certificate, and (ii) showing in reasonable detail the calculations supporting such statement in respect of SECTION 5.16;

          (b) Within five Business Days after the same are sent, copies of all Financial Statements and annual reports which Borrower sends to its stockholders, and within five days

                                      D-1                        SIXTH AMENDMENT
after the same are filed, copies of all Financial Statements and reports which Borrower may make to, or file with, the Securities and Exchange Commission or any successor; and

          (c) Promptly, such additional financial and other information as any Bank may from time to time reasonably request.

     5.3 Payment of Obligations. Each Company shall pay, discharge, or otherwise satisfy all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any property belonging to it, prior to the date on which penalties attach thereto, and all lawful material claims which, if unpaid, might become a Lien upon the property of such Company; provided that none of the Companies shall be required to pay any such tax, assessment, charge, levy or claim (i) the payment of which is being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the applicable Companies, as the case may be, (ii) not yet delinquent or (iii) the non-payment of which, if taken in the aggregate, could not reasonably be expected to be a Material Adverse Event.

     5.4 Conduct of Business and Maintenance of Existence. None of the Companies shall engage in any business if, as a result thereof, the business of the Companies, taken as a whole, would not be substantially the same as that conducted on the Closing Date. For purposes of this Section 5.4, the business of the manufacture and distribution of building products shall be deemed to be within the types of business conducted by the Companies on the Closing Date. Each Company shall preserve, renew and keep in full force and effect its corporate or partnership existence, as the case may be, and take all reasonable action to maintain all rights, privileges, and franchises necessary or desirable in the normal conduct of its business (other than those rights, privileges, and franchises the failure of which to maintain could not reasonably be expected to be a Material Adverse Event); provided that nothing in this Section shall prohibit (i) the merger of a Subsidiary into the Borrower or the merger or consolidation of a Subsidiary with or into another Person, (ii) the sale or other disposition (whether by merger or otherwise) of the capital stock or assets of any Subsidiary, if such transaction complies with the provisions of
SECTION 5.11 or (iii) the termination of the corporate existence of any Subsidiary if the Borrower in good faith determines that such termination is in the best interest of the Borrower and is not materially disadvantageous to the Banks and if, with respect to each of the foregoing CLAUSES (i), (ii) and (iii), after giving effect thereto, no Event of Default or Unmatured Event of Default shall have occurred and be continuing. Company shall comply with all Contractual Obligations and Laws, except to the extent that the failure to comply therewith would not, in the aggregate, be a Material Adverse Event.

     5.5 Maintenance of Property; Insurance. Each Company shall (i) keep all property useful and necessary in its business in good working order and condition, except when failure to do so could reasonably be expected to be a Material Adverse Event; (ii) maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business; and (iii) furnish to each Bank, upon written request, full information as to the insurance carried.

     5.6 Inspection of Property; Books and Records; Discussions. Each Company shall (i) keep proper books of record and account in which full, true, and correct entries in conformity with GAAP and all Laws shall be made of all dealings and transactions in relation to its business and


                                      D-2                        SIXTH AMENDMENT
activities; and (ii) permit representatives of any Bank to visit and inspect any of its properties at any reasonable time and as often as may reasonably be desired, and to discuss the business, operations, properties, and financial and other condition of Borrower and its Subsidiaries with officers and employees of the Companies and with its independent certified public accountants.

     5.7 Notices. Borrower shall promptly give notice to Administrative Agent and each bank of:

          (a) The occurrence of any Event of Default or Unmatured Event of Default;

          (b) Any (i) default or event of default under any Contractual Obligation of any Company or (ii) Litigation, investigation, or proceeding which may exist at any time between any Company and any Governmental Authority, which in either case, is reasonably likely to be a Material Adverse Event;

          (c) Any Litigation or proceeding affecting any Company (i) in which the potential loss not covered by insurance could reasonably be expected to be $50,000,000 or more or (ii) in which injunctive or similar relief is sought which is reasonably likely to be a Material Adverse Event;

          (d) The occurrence of a Material Adverse Event.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible officer setting forth details of the occurrence referred to therein and stating what action Borrower proposes to take with respect thereto.

     5.8 Year 2000 Compliance. Borrower will promptly notify the Administrative Agent in the event Borrower discovers or determines that any computer application (including those of its suppliers and vendors) that is material to its or any of its Subsidiaries' business and operations will not be Year 2000 compliant on a timely basis, except to the extent that such failure is not reasonably expected to be a Material Adverse Event.

     5.9 Compliance with Laws. The Companies will comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, including laws relating to pension funds and Environmental Laws, which, if violated, could reasonably be expected to be a Material Adverse Event.

     5.10 Limitation on Liens. The Companies shall not, directly or indirectly, create, incur, assume, or suffer to exist any Lien upon any of its property, assets, or revenues, whether now owned or hereafter acquired, except:

          (a) Liens for Taxes not yet due or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the appropriate Companies in accordance with GAAP;

          (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's, or other like Liens arising in the ordinary course of business which are not overdue for a period of


                                      D-3                        SIXTH AMENDMENT
more than 30 days or which are being contested in good faith and for which adequate reserves in accordance with GAAP, if any, have been set aside;

          (c) pledges or deposits in connection with workmen's compensation, unemployment insurance, and other social security legislation;

          (d) easements, rights-of-way, mineral reservations, restrictions, and other similar encumbrances, defects or irregularities of title which do not in any case (i) secure Debt or (ii) materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Companies;

          (e) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance, and other types of social security;

          (f) statutory or common law banker's liens in the nature of rights of setoff arising in the ordinary and usual course of business of the Companies;

          (g) any Lien upon assets existing at the time of acquisition thereof or to secure the payment of all or any part of the purchase price thereof or to secure any Debt incurred prior to, at the time of, or within 90 days after, the acquisition of such assets for the purpose of financing all or any part of the purchase price thereof, so long as such Lien is limited to the assets so acquired;

          (h) Liens securing Acquired Indebtedness if such Liens secured such Acquired Indebtedness at the time such Acquired Indebtedness becomes an obligation of any Company and such Liens were not incurred in connection with, or in anticipation of, such Acquired Indebtedness becoming an obligation of a Company; provided, however, that such Liens shall not extend to or cover any assets of any Company other than the assets that secured the Acquired Indebtedness prior to such Acquired Indebtedness becoming an obligation of a Company;

          (i) Liens arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by the foregoing CLAUSES (g) and (h), provided that such Debt is not increased and is not secured by any additional assets;

          (j) Liens in the nature of deposits with a trustee or other depository in connection with a redemption, payment, acquisition, repurchase or retirement for value of the Subordinated Notes; and

          (k) Liens, in addition to those otherwise specified in this Section, which in the aggregate do not secure obligations in excess of 10% of Consolidated Net Worth.

     5.11 Prohibition of Fundamental Changes. No Company shall, directly or indirectly, enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution), or convey, transfer, lease or otherwise dispose of, whether in one transaction or a series of transactions, all or substantially all of its assets, whether now owned or hereafter acquired, to or in favor of any Person, except that:

                                      D-4                        SIXTH AMENDMENT

          (a) Any corporation (including any Subsidiary of Borrower) may be merged or consolidated with or into Borrower (provided that, Borrower shall be the continuing or surviving corporation) or with any one or more Subsidiaries of Borrower (provided that, (i) if any such transaction shall be between a corporation (including any Subsidiary of Borrower) and a Wholly-owned Subsidiary of Borrower, the continuing or surviving corporation shall be a Wholly-owned Subsidiary of Borrower and (ii) immediately after each such transaction and after giving effect thereto, Borrower is in compliance with this Agreement and no Event of Default or Unmatured Event of Default shall have occurred and be continuing);

          (b) Borrower may be merged into a corporation ( the "SUCCESSOR CORPORATION") solely for the purpose of changing the Borrower's domicile (a "REINCORPORATION MERGER") as provided in Rule 145 (a) (2) of the Securities Act of 1933, as amended from time to time, and such Successor Corporation shall:

               (i) immediately after giving effect to such merger have-then-effective ratings (or implied ratings) published by Moody's and S&P applicable to such Successor Corporation's senior, unsecured, non-credit-enhanced, long term indebtedness for borrowed money, which ratings shall be Baa3 or higher (if assigned by Moody's) or BBB- or higher (if assigned by S&P);

               (ii) be a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, and shall expressly assume, by amendment to this Agreement acceptable to the Majority Banks executed by the Borrower and such Successor Corporation and delivered to the Administrative Agent, the due and punctual payment of the principal of, and interest on, the Borrowings made hereunder and other amounts payable under this Agreement and the performance and observance of every covenant hereof on the part of the Borrower to be performed or observed and this Agreement shall remain in full force and effect;

               (iii) immediately after giving effect to such merger, no Event of Default and no Unmatured Event of Default, shall have occurred and be continuing;

               (iv) immediately after giving effect to such merger, all of the representations and warranties of the Borrower set forth in the Loan Documents shall be true and correct in all material respects as if made by such Successor Corporation; and

               (v) the Borrower shall have delivered to the Administrative Agent a certificate signed by a Responsible Officer and a written opinion of counsel satisfactory to the Administrative Agent (who may be counsel to the Borrower), each stating that such transaction and such amendment to this Agreement comply with this Section and that all conditions precedent herein provided for relating to such transaction have been satisfied; and

          (c) any Subsidiary may enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution), or convey, transfer, lease or otherwise dispose of, whether in one transaction or a series of transactions, all or substantially all of its assets, whether now owned or


                                      D-5                        SIXTH AMENDMENT
     hereafter acquired, to or in favor of any Person; provided that, immediately after each such transaction and after giving effect thereto, Borrower is in compliance with this Agreement and no Event of Default and no Unmatured Event of Default shall have occurred and be continuing.

     5.12 Subsidiary Debt. No Subsidiary of Borrower will incur or at any time be liable with respect to any Debt, or to issue or have outstanding any preferred stock, except: (i) Debt or preferred stock outstanding on the date hereof; (ii) Debt or preferred stock of a Subsidiary issued to and held by the Company or a Wholly-Owned Subsidiary; (iii) Debt or preferred stock of any Person existing at the time such Person becomes a Subsidiary of the Company and not created in contemplation of such event; (iv) refinancing, extension, renewal or refunding of any Debt or preferred stock permitted by the foregoing clauses
(i) through (iii); (v) Non-Recourse Debt; and (vi) Debt or preferred stock in addition to that set forth in clauses (i) through (v), if, after giving effect thereto, the aggregate outstanding principal amount of Debt of all Subsidiaries pursuant to this clause (vi) does not exceed 10% of Consolidated Net Worth.

     5.13 Subsidiary Dividends. No Company shall be a party to or enter into any agreement, instrument or other document which prohibits or restricts in any way, or to otherwise, directly or indirectly, create or cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary of Borrower to (i) pay dividends or make any other distributions in respect of its capital stock or any other equity interest or participation in any Subsidiary, or pay or repay any Debt owed to Borrower or any Subsidiary, (ii) make loans or advances to Borrower or (iii) transfer any of its properties or assets to Borrower or any Subsidiary (subject to the rights of any holder of a Lien on any such properties or assets which Lien is a Permitted Lien) other than
(a) customary restrictions contained in purchase and sale agreements with respect to the sale of assets or Capital Stock that relate to such assets or Capital Stock for the period from and after the date of the execution and delivery of such purchase and sale agreement until the date of the closing thereunder, (b) restrictions on Subsidiaries not Wholly-owned by Borrower that are acquired or created after the Closing Date, and (c) encumbrances or restrictions binding upon any Person at the time such Person becomes a Subsidiary (unless the agreement creating such encumbrance or restriction was entered into in connection with, or in contemplation of, such Person becoming a Subsidiary) provided that such encumbrances or restrictions shall not encumber or restrict any assets of the Borrower or its other Subsidiaries other than such Subsidiary.

     5.14 Compliance with ERISA. As soon as possible and, in any event, within ten (10) days after any Company or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following that will or could reasonably be expected to be a Material Adverse Event, Borrower will deliver to each of the Banks a certificate of the chief financial officer of the Borrower setting forth the full details as to such occurrence and the action, if any, that a Company or any ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given or filed by a Company, the Plan administrator or any ERISA Affiliate to or with the PBGC or any other governmental agency, or a Plan participant or any notices received by any Company or such ERISA Affiliate from the PBGC or any other government agency, or a Plan participant with respect thereto: that a Reportable Event has occurred (except to the extent that Borrower has previously delivered to the Banks a certificate and notices (if any) concerning such event); that a contributing sponsor (as defined in
Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA is subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph (b)(1) thereof), and an event described in subsection
 .62, .63, .64, .65, .66, .66, .67

                                      D-6                        SIXTH AMENDMENT
or .68 of PBGC Regulation Section 4043 is reasonably expected to occur with respect to such Plan within the following 30 days; that an accumulated funding deficiency, within the meaning of Section 412 of the Code or Section 302 of ERISA, has been incurred or an application may be or has been made for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code or Section 303 or 304 of ERISA with respect to a Plan; that any contribution required to be made with respect to a Plan or Foreign Pension Plan has not been timely made; that a Plan has been or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that a Plan has an Unfunded Current Liability; that proceedings may be or have been instituted to terminate or appoint a trustee to administer a Plan which is subject to Title IV of ERISA; that a proceeding has been instituted pursuant to
Section 515 of ERISA to collect a delinquent contribution to a Plan; that any Company or any ERISA Affiliate will or may incur any material liability with respect to, or on account of, the termination of or withdrawal from a Plan under Sections 4062, 4063, 4064, 4069, 4201, 4204, or 4212 of ERISA or with respect to a Plan under Sections 401(a)(29), 4971, 4975 or 4980 of the Code or Section 409, 502(i) or 502(l) of ERISA; or that Companies or an ERISA Affiliate will or may incur a material liability with respect to a group health as defined in Section 607(1) of ERISA or under Section 4980B of the Code; or that a Company or an ERISA Affiliate will or may incur any material liability pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any Plan or any Foreign Pension Plan. Companies will deliver to each of the Banks copies of any records, documents or other information that must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA. At the written request of any Bank, Companies will also deliver to such Banker a complete copy of the annual report (and related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information) required to be filed with the Internal Revenue Service on the Form 5500 series. In addition to any certificates or notices delivered to the Banks pursuant to the first sentence hereof, copies of any records, documents or other information required to be furnished to the PBGC or any other governmental agency, and any material notices received by Companies or any ERISA Affiliate with respect to any Plan shall be delivered to the Banks no later than ten (10) days after the date such records, documents and/or information has been furnished to the PBGC or any other governmental agency or such notice has been received by Companies or the ERISA Affiliate, as applicable. Each of the Companies shall insure that all Foreign Pension Plans administered by it or into which it makes payments obtains or retains (as applicable) registered status under and as required by applicable law and is administered in a timely manner in all respects in compliance with all applicable laws except where the failure to do any of the foregoing could not, either individually or in the aggregate, reasonably be expected to cause a Material Adverse Event.

     No Company or ERISA Affiliate shall, directly or indirectly, (a) terminate any Plan so as to result in any liability to PBGC; (b) engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan which would result in a liability for an excise tax or civil penalty in connection therewith; (c) incur or suffer to exist any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, involving any Plan; (d) allow or suffer to exist any event or condition, which presents a risk of incurring a material liability to PBGC by reason of termination of any such Plan; or (e) incur or likely incur withdrawal liability under a Multiemployer Plan or incur liability respecting the insolvency or reorganization of a Multiemployer Plan; and, in each of CLAUSES (a) through (e) hereof, such liability, deficiency or risk, as the case may be, when taken together with all other contingencies and facts relating to the Companies under this Section, is a Material Adverse Event.

                                      D-7                        SIXTH AMENDMENT

     5.15 Assignment. Borrower shall not assign or transfer any of its Rights, duties, or obligations under any of the Loan Documents except pursuant to a Reincorporation Merger in accordance with SECTION 5.11(b).

     5.16 Financial Covenants.

          (a) Leverage Ratio. Borrower shall not permit, as of the final day of any fiscal quarter of the Borrower, the ratio of: (i) the aggregate amount of Consolidated Debt as of such day, to (ii) Adjusted Consolidated EBITDA for the four (4) immediately preceding fiscal quarters, including the quarter then ended, to be greater than 3.00:1.00.

          (b) Consolidated Net Worth. Borrower shall not permit, at any time its Consolidated Net Worth to be less than Six Hundred Million Dollars ($600,000,000).

          (c) Interest Coverage Ratio. Borrower shall not permit, as of the last day of any fiscal quarter of the Borrower, the ratio of: (i) Adjusted Consolidated EBITDA for the twelve-month period ending on such date to (ii) Consolidated Interest Expense for such period to be less than 3.00 to 1.00.

     5.17 Transactions with Affiliates. No Company shall enter into any material transaction with any of its Affiliates (other than transactions between or among Companies), other than transactions in the ordinary course of business and upon fair and reasonable terms not materially less favorable than such Company could obtain or could become entitled to in an arm's-length transaction with a Person that was not its Affiliate.

                                      D-8                        SIXTH AMENDMENT

                                   EXHIBIT E

                                  SECTION 7.1

     7.1 EVENTS OF DEFAULT. The term "EVENT OF DEFAULT" means the occurrence of any one or more of the following events:

          (a) Payment of Obligation. Borrower shall fail to pay all or any part of the principal of the Obligation when the same becomes due (whether by its terms, by acceleration, or as otherwise provided in the Loan Documents) or shall fail to pay any other part of the Obligation (including, without limitation, interest and fees) within three Business Days of when the same becomes due (whether by its terms, by acceleration, or as otherwise provided in the Loan Documents).

          (b) Misrepresentation. Any representation or warranty made or deemed made by any Company in any Loan Document shall prove to have been incorrect in any respect material to the Companies taken as a whole on or as of the date made or deemed made.

          (c) Covenants. The failure or refusal of Borrower (and, if applicable, any other Company) to punctually and properly perform, observe, and comply with:

               (i) Any covenant, agreement, or condition contained in SECTIONS
          5.7 AND 5.10 through 5.17; and

               (ii) Any other covenant, agreement, or condition contained in any Loan Document (other than the covenant to pay the Obligations addressed in SECTION 7.1(a) or the covenants addressed in SECTION 7.1(c)(i)) and such failure or refusal shall continue unremedied for a period of 30 days after notice thereof shall have been given to the Borrower by the Administrative Agent or any Bank.

          (d) Default Under Other Debt. An Event of Default as defined in the other Credit Agreement shall occur or the Companies shall (i) default in any payment of principal of or interest on any Debt (other than the Obligation), beyond the period of grace (not to exceed 30 days), if any, provided in the instrument or agreement under which such Debt was created; provided that, such Debt shall be in the amount of $50,000,000 or more; or
     (ii) default in the observance or performance of any other agreement or condition relating to any such Debt or contained in any instrument or agreement evidencing, securing, or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Debt (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice if required, such Debt or other indebtedness to become due prior to its stated maturity.

          (e) Debtor Relief. Any Company (a) voluntarily seeks, consents to, or acquiesces in the benefit of any Debtor Relief Law, other than as a creditor or claimant, (b) becomes a party to or is made the subject of any proceeding provided for by any Debtor Relief Law, other than as a creditor or claimant, that could suspend or otherwise adversely affect the Rights of Administrative Agent or any Bank granted in the Loan Documents (unless, in the

                                      E-1                        SIXTH AMENDMENT
event such proceeding is involuntary, such proceeding remains undismissed, undischarged, or unbonded for a period of 60 days); and (c) any Company shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due.

          (f) Attachment. There shall be commenced against any Company any case, proceeding, or other action seeking issuance of a warrant of attachment, execution, distraint, or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, stayed, or bonded pending appeal within 60 days from the entry thereof; or any Company shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceedings.

          (g) Employee Benefit Plans. The following shall occur: (a) Any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof under Section 412 of the Code or Section 302 of ERISA or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code or Section 303 or 304 of ERISA, Reportable Event shall have occurred, a contributing sponsor ( as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA shall be subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph (b) (1) thereof) and an event described in subsections .62, .63, .64, .65, .66, .67 or .68 of PBGC Regulations Section 4043 shall be reasonably expected to occur with respect to such Plan within the following 30 days, any Plan which is subject to Title IV of ERISA shall have had or is likely to have a trustee appointed to administer such Plan, any Plan which is subject to Title IV of ERISA is, shall have been or is likely to be terminated or to be the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability, a contribution required to be made with respect to a Plan or a Foreign Pension Plan has not been timely made, Company or any ERISA Affiliate has incurred or is likely to incur any liability to or on account of a Plan under Sections 406, 409, 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Sections 401(a)(29), 4971 or
     4975 of the Code or on account of a group health plan (as defined in Section 607(1) of ERISA or Section 4980B of the Code) under Section 4980B of the Code, or any Company or ERISA Affiliate has incurred or is likely to incur liabilities pursuant to one or more employee welfare benefit plan (as defined in Section 3(1) of ERISA that provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or Plans or Foreign Pension Plans, a "default" within the meaning of
     Section 4219(c)(5) of ERISA shall have occurred with respect to any Plan, any applicable law, rule or regulation is adopted, changed or interpreted, or the interpretation or administration thereof is changed, in each case after the date hereof, by any governmental authority or agency or by any court (a "Change of Law"), or, as a result of a Change in Law, an event occurs following a Change in Law with respect to or otherwise affecting any Plan, insolvency or reorganization of a Multiemployer Plan, or any other event or condition shall occur or exist with respect to a Plan; (b) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or liability or a material risk of incurring a liability; and (c) such lien, security interest or liability, either individually and/or in the aggregate, is, or could reasonably be expected to cause, a Material Adverse Event.

          (h) Judgments. One or more judgments or decrees shall be entered against any of the Companies involving in the aggregate a liability (not covered by insurance or not paid)

                                      E-2                        SIXTH AMENDMENT
of $50,000,000 or more and all such judgments or decrees shall not have been vacated, discharged, or stayed within 60 days from the entry thereof.

          (i) Change of Control. A Change of Control shall occur.


                                      E-3                        SIXTH AMENDMENT